Exhibit 99.1

Shlomo Yanai Resigns as Chairman of the Board of Protalix BioTherapeutics

CARMIEL, Israel, August 13, 2019 (GLOBENEWSWIRE) -- Protalix BioTherapeutics, Inc. (NYSE American:PLX) (TASE:PLX) today announced that Shlomo Yanai has resigned from the Company’s Board of Directors for personal reasons, effective today. Mr. Yanai has served on the Board of Directors and as the Company’s Chairman of the Board since July 2014. With the announcement of Mr. Yanai’s resignation, the Board of Directors unanimously elected Zeev Bronfeld, a current independent director, as Chairman of the Board.

Mr. Bronfeld is one of the earliest investors in the Company. He has served as a director of Protalix Ltd. since 1996 and as a director of the Company since December 2006. Mr. Bronfeld is an experienced businessman with experience in the management of biotechnology and life sciences companies. He has been involved in numerous private and public Israeli companies, and in a number of technology incubators in Israel that facilitate the formation and development of biotechnology and technology companies.

“After five years of service, I have decided to pass the torch to Zeev and step down from the Board of Directors,” said Mr. Yanai. “Protalix has capable and talented people throughout the company and I am proud of what we have been able to accomplish together. I thank the Board, management and the rest of the Protalix family for allowing us to grow and achieve together.”

“Shlomo’s contributions to Protalix over the years have been instrumental to the development of pegunigalsidase alfa, our proprietary drug candidate currently being studied in phase III clinical trials for the treatment of Fabry disease, and he has been a trusted leader of our Board of Directors,” said Zeev Bronfeld, incoming Chairman of the Board of Directors. “On behalf of the entire Protalix team, we send him our deepest gratitude for his years of service and leadership.”

About Protalix BioTherapeutics, Inc.

Protalix is a biopharmaceutical company focused on the development and commercialization of recombinant therapeutic proteins expressed through its proprietary plant cell-based expression system, ProCellEx®. Protalix’s unique expression system presents a proprietary method for developing recombinant proteins in a cost-effective, industrial-scale manner. Protalix’s first product manufactured by ProCellEx, taliglucerase alfa, was approved for marketing by the U.S. Food and Drug Administration (FDA) in May 2012 and, subsequently, by the regulatory authorities of other countries. Protalix has licensed to Pfizer Inc. the worldwide development and commercialization rights for taliglucerase alfa, excluding Brazil, where Protalix retains full rights. Protalix’s development pipeline includes the following product candidates: pegunigalsidase alfa, a modified version of the recombinant human alpha-GAL-A protein for the treatment of Fabry disease; OPRX-106, an orally-delivered anti-inflammatory treatment; alidornase alfa for the treatment of Cystic Fibrosis; and others. Protalix has partnered with Chiesi Farmaceutici S.p.A., both in the United States and outside the United States, for the development and commercialization of pegunigalsidase alfa.

Forward-Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. The terms “expect,” “anticipate,” “believe,” “estimate,” “project,” “plan,” “should” and “intend” and other words or phrases of similar import are intended to identify forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. The statements in this press release are valid only as of the date hereof and we disclaim any obligation to update this information, except as may be required by law.

Investor Contact

Alan Lada, Vice President
Solebury Trout
617-221-8006
alada@soleburytrout.com

Source: Protalix BioTherapeutics, Inc.